Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
1.	Arrow Electronics, Inc. a New York corporation

2.	Arrow Electronics International, Inc., a Virgin Islands corporation (old DISC)

3.	Arrow Electronics Canada Ltd., a Canadian corporation

4.	Schuylkill Metals of Plant City, Inc., a Delaware corporation

5.	Arrow Electronics International, Inc., a Delaware corporation (old FSC)

6.	Hi-Tech Ad, Inc., a New York corporation

7.	Arrow Enterprise Computing Solutions, Inc., a Delaware corporation
a.	SN Holding, Inc., a Delaware corporation
i.	Support Net, Inc., an Indiana corporation
b.	SBM Holding, Inc., a Delaware corporation
i.	Scientific & Business Minicomputers, Inc., a Georgia corporation
c.	Alternative Data Technologies, Inc., a Colorado corporation
8.	Consan Inc., a Minnesota corporation

9.	Arrow Electronics Funding Corporation, a Delaware corporation

10.	Arrow Electronics Real Estate Inc., a New York corporation

11.	Arrow Electronics (U.K.), Inc., a Delaware corporation
a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)

b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership

c.	Arrow Electronics EMEASA, Inc., a Delaware company

d.	Arrow Holdings (Delaware) LLC, a Delaware company
i.	Arrow International Holdings L.P., a Cayman company (1% owned)
e.	Arrow International Holdings L.P., a Cayman company (99% owned)
i.	Arrow Electronics International Holdings, LLC, a Delaware company
1.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
ii.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
1.	Arrow Electronics EMEASA S.r.l., an Italian company
a.	Arrow Electronics Europe, LLC, a Delaware company

b.	ARW Electronics, Ltd., an Israeli company
i.	Arrow/Rapac, Ltd., an Israeli company
c.	Arrow Electronics Services S.r.l., an Italian company
i.	B.V. Arrow Electronics, DLC, a Netherlands company (34.35% owned)
d.	B.V. Arrow Electronics DLC, a Netherlands company (65.65% owned)
i.	Arrow Electronics UK Holding Ltd., a UK company
1.	Arrow Electronics (UK) Ltd., a UK company

2.	Arrow Northern Europe Ltd., a UK company (dormant)
a.	Jermyn Holdings Ltd., a UK company (dormant)
i.	Hawke Electronics, Ltd., a UK company (dormant)

ii.	Impulse Electronics, Ltd., a UK company (dormant)

iii.	Invader Electromechanical Distribution, Ltd., a UK company (dormant)

iv.	Jermyn Development, Ltd., a UK company (dormant)

v.	Jermyn Distribution, Ltd., a UK company (dormant)

vi.	Jermyn Electronics, Ltd., a UK company (dormant)

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
vii.	Jermyn Manufacturing, Ltd., a UK company (dormant)

viii.	Mogul Electronics, Ltd., a UK company (dormant)
b.	RR Electronics, Ltd., a UK company (dormant)
i.	Arrow Electronics, Ltd., a UK company (dormant)
c.	Techdis, Ltd., a UK company (dormant)
i.	Microprocessor & Memory Distribution, Ltd., a UK company (dormant)

ii.	Rapid Silicon, Ltd., a UK company (dormant)

iii.	Tekdis, Ltd., a UK company (dormant)

iv.	Tecdis, Ltd., a UK company (dormant)
d.	Axiom Electronics, Ltd., a UK company (dormant)
3.	Multichip Ltd., a UK company
a.	Microtronica Ltd., a UK company
ii.	Arrow Europe GmbH, a German company
1.	Silverstar S.r.l., an Italian company (95% owned)
a.	Microtronica Italy S.r.l., Italian company

b.	I.R. Electronic D.O.O., a Slovenian company

c.	Arrow Elektronik Ticaret, A.S., a Turkish company

d.	Arrow Electronics Hellas S.A., a Greek company

e.	Arrow Electronice S.R.L., a Romanian company

f.	Arrow France, S.A., a French company (77.41% owned)
i.	Mircrotronica France Sarl, a French company
g.	EDI Electronics Distribution International France, S.A., a French company
i.	Arrow France, S.A., a French company (22.59% owned)
h.	Arrow Iberia Electronica, S.L.U., a Spanish company
i.	Microtronica Iberia S.L.U., a Spanish company

ii.	Arrow Iberia Electronica Lda., a Portugal company
2.	Arrow Electronics Danish Holdings ApS, a Danish company
a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company
i.	Arrow Electronics Estonia OU, an Estonian company

ii.	Jacob Hatteland Electronic II AS, a Norwegian company

iii.	Arrow Finland OY, a Finnish company

iv.	Arrow Denmark, ApS, a Danish company

v.	Arrow Components Sweden AB, a Swedish company
a)	Arrow Nordic Components AB, a Swedish company
vi.	Arrow Norway A/S, a Norwegian company
3.	Arrow Central Europe GmbH, a German company

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
a.	Arrow Electronics Russ OOO(Russia) (99% owned)

b.	Arrow CE International GmbH, a German company
i.	Industrade AG, a Swiss company

ii.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (99% owned)

iii.	Spoerle Hungary Kereskedelmi Kft, a Hungarian company
a)	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (1% owned)
c.	Sasco Holz GmbH, a German company

d.	Arrow Electronics Czech Republic s.r.o., a Czech company

e.	Arrow Electronics Poland Sp.z.o.o., a Polish company

f.	Spoerle Eastern Europe GmbH, a German company
i.	Arrow Electronics Ukraine, LLC, a Ukrainian company
k.	Arrow Electronics Slovakia s.r.o (99.1% owned)
4.	Power and Signal Group GmbH, a German company

5.	DNSint.com GmbH, a German company
a.	Digital Network Services Deutschland, a German company

b.	Digital Network Services Sweden AB, a Swedish company

c.	DNS A/S, a Danish company

d.	Digital Network Services Norway AS, a Norwegian company
i.	AKS Group A/S (Norway), a Norwegian company
e.	DNS Finland OY, a Finnish company

f.	DNS Polska Sp.z.o.o., a Polish company
i.	ITL-Polska Sp.z.o.o., a Polish company (99.2% owned)
g.	DNS Hungaria Kft., a Hungarian company

h.	Soft-Tronik a.s., a Czech company

i.	Soft-Tronik SK s.r.o., a Slovakian company

j.	Internet Security AG, an Austrian company

k.	DNS d.o.o., a Croatian company

l.	Digital Network Services (UK) Limited, a UK company
i.	Centia Group Ltd (UK), a UK company
1.	Centia Ltd (UK), a UK company
m.	DNS d.o.o., a Slovenian company

n.	Digital Network Services SRL, a Romanian company
6.	Logix, SAS (France)
a.	IP Vista SAS (France)

b.	High Tech Sources SARL (France)

c.	Finovia SAS (France)

d.	Openway SAS (France)

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
e.	Asplenium SA (France)

f.	Logix E-Solution, Ltd. (Israel)

g.	Renaissance Electronics Ltd. (Israel)

h.	Logix Maroc SARL (Morocco)

i.	Logix Iberia SL (Spain)

j.	Logix Nederland B.V. (Netherlands)

k.	Logix Benelux SA NV (Belgium)

l.	Logix Polska Sp. z.o.o. (Poland)

m.	Four Leaf A/S (Denmark)
i.	Four Leaf AS (Norway)

ii.	Four Leaf Technologies AS (Denmark)
1.	IPVista A/S (Denmark)
iii.	Four Leaf OY (Finland)

iv.	Four Leaf Technologies AB (Sweden)
7.	Arrow Electronics Russ OOO (Russia) (1% owned)

8.	Arrow Electronics Slovakia s.r.o. (0.9%)
iii.	Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)

iv.	Silverstar S.r.l., an Italian company (5% owned)
12.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership

13.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company
a.	Arrow Altech Distribution (Pty) Ltd., a South African company

b.	Erf 211 Hughes (Pty) Limited, a South African company
14.	Arrow Brasil S.A., a Brazilian company

15.	Elko C.E., S.A., an Argentinean company (82.63% owned)
a.	TEC-Tecnologia Ltda, a Brazilian company (99.9% owned)
16.	Eurocomponentes, S.A., an Argentinean company (82.63% owned) (dormant)

17.	Macom, S.A., an Argentinean company (82.63% owned) (dormant)

18.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (82.63% owned) (dormant)

19.	Components Agent (Cayman) Limited, a Cayman Islands company
a.	Arrow/Components (Agent) Ltd., a Hong Kong company
i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company
b.	Arrow Electronics China Ltd., a Hong Kong company
i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company

ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company

iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company
c.	Arrow Electronics Asia Limited, a Hong Kong company

d.	Arrow Electronics (S) Pte Ltd, a Singapore company

e.	Intex-semi Ltd., a Hong Kong company

f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company
i.	Arrow Electronics (Thailand) Limited, a Thailand company

ii.	Achieva Components PTE Ltd. (Singapore)
1.	Achieva Components Sdn Bhd (Malaysia)

2.	Achieva Components (India) Private Limited (Singapore)

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
3.	Achieva Components China Ltd. (Hong Kong)
a.	Achieva Components Int’l Trading (Shanghai) Co. Ltd. (China)
4.	Achieva Components (Taiwan) Ltd. (Taiwan)

5.	Achieva Components Korea Ltd. (Korea)
iii.	Achieva Electronics PTE Ltd. (Singapore)
1.	Achieva Electronics Sdn Bhd (Malaysia)

2.	New Tech Electronics Pte. Ltd. (Singapore)
iv.	NUTEQ Components PTE Ltd., (Singapore)
1.	ETEQ Components PTE Ltd., (Singapore)
a.	ETEQ Components International PTE Ltd. (Singapore)
g.	Arrow Electronics India Ltd., a Hong Kong company

h.	Arrow Asia Pac Ltd., a Hong Kong company

i.	Kingsview Ltd., a British Virgin Islands company

j.	Hotung Ltd., a British Virgin Islands company

k.	Components Agent Asia Holdings, Ltd., a Mauritus company
i.	Arrow Electronics India Private Limited, an Indian company
l.	Arrow Electronics ANZ Holdings Pty Ltd., an Australian company
i.	Arrow Electronics Holdings Pty Ltd., an Australian company
1.	Arrow Electronics Australia Pty Ltd., an Australian company
ii.	Arrow Components (NZ), a New Zealand Company
m.	Arrow Electronics Labuan Pte Ltd., a Malaysian company
i.	Arrow Electronics Korea Limited, a South Korean company
1.	Excel Tech, Inc., a Korean company
n.	Arrow Components (M) Sdn Bhd, a Malaysian company

o.	Arrow Electronics Taiwan Ltd., a Taiwanese company
i.	Strong Pte, Ltd., a Singapore company

ii.	Lite-On Korea, Ltd., a Korean company (48.58% owned)

iii.	TLW Electronics, Ltd., a Hong Kong company
1.	Lite-On Korea, Ltd., a Korean company (51.42% owned)
iv.	Creative Model Limited, a Hong Kong company

v.	Ultra Source Technology Corp., a Taiwanese company (92.8% owned)
1.	Channel Ware Corp., a Taiwanese company

2.	Ultra Source Technology (B.V.I) Corp., a British Virgin Islands company

3.	Nuchip Technology Corp., a Taiwanese company (39.65% owned)
vi.	Chin Chi Investment Co., Ltd., a Taiwanese company
20.	Arrow Asia Distribution Limited, a Hong Kong company

21.	Arrow Electronics Logistics Sdn Bhd, a Malaysian company

22.	Arrow Electronics (CI) Ltd., a Cayman Islands company
a.	Arrow Electronics Japan GK, a Japanese company
i.	Universe Electron Corporation
b.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)
i.	Marubun/Arrow (HK) Limited, a Hong Kong company
1.	Marubun/Arrow (Shanghai) Co., Ltd., a Chinese company

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2008
ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company
1.	Marubun/Arrow (Thailand) Co., Ltd., a Thailand company

2.	Marubun/Arrow (Philippines) Inc., a Filipino company

3.	Marubun/Arrow (M) Sdn. Bhd (Malaysia), a Malaysian company
23.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)

24.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company

25.	Dicopel, Inc., a U.S. company

26.	Arrow Components Mexico S.A. de C.V., a Mexican company

27.	Wyle Electronics, Inc., a Barbados company

28.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company

29.	Wyle Electronics Caribbean Corp., a Puerto Rican company

30.	eChipsCanada, Inc., a Canadian company (dormant)

31.	Marubun Corporation, a Japanese company (8.38% owned)

32.	WPG Holding Co., Ltd., a Taiwanese company (3.3% owned)